As filed with the Securities and Exchange Commission on June 28, 2006

                                                        Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             ----------------------


                           ARIAD PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                                     22-3106987
   --------------------------                 -------------------------------
        (State or Other                              (I.R.S. Employer
        Jurisdiction of                          Identification Number.)
       Incorporation or
         Organization)


                              26 Landsdowne Street
                         Cambridge, Massachusetts 02139
                                 (617) 494-0400
              ----------------------------------------------------
               (Address of Principal Executive Offices, including
                         Zip Code and Telephone Number)


            ARIAD Pharmaceuticals, Inc. 2006 Long-Term Incentive Plan
      ---------------------------------------------------------------------
                            (Full Title of the Plan)

                             Harvey J. Berger, M.D.
                      Chairman and Chief Executive Officer
                           ARIAD Pharmaceuticals, Inc.
                              26 Landsdowne Street
                       Cambridge, Massachusetts 02139-4234
                                 (617) 494-0400

              ----------------------------------------------------
                (Name, Address, including Zip Code, and Telephone
                          Number, including Area Code,
                              of Agent for Service)


                             ----------------------

                         CALCULATION OF REGISTRATION FEE
=========================================== ============= ================ ================== ============
                                                          Proposed Maximum  Proposed Maximum   Amount of
                                             Amount to be  Offering Price  Aggregate Offering Registration
     Title of Securities to be Registered   Registered(1)   Per Share(2)        Price(2)         Fee(3)
=========================================== ============= ================ ================== ============
Common Stock, par
value $0.001 per share                        4,701,546        $4.13         $19,417,384.98    $1,890.48
=========================================== ============= ================ ================== ============

----------------

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), includes such additional number of shares as may be required in the event of a stock dividend, split-up of shares or similar change in the Common Stock.

(2) Estimated solely for the purpose of computing the amount of the registration fee under Rule 457(c) and (h) of the Securities Act. The Plan establishes a purchase price equal to 100% of the fair market value of the Registrant's Common Stock. Accordingly, the price per share and the aggregate offering price are based on $4.13 per share, the average of the high and low price per share of the Registrant's Common Stock on the National Market of The Nasdaq Stock Market on June 27, 2006.

(3) Pursuant to Rule 457(p) of the Securities Act, the registration fee of $1,890.48 is offset by registration fees of $187.18 previously paid by the Registrant with respect to 201,546 shares of Common Stock (the "Carried Forward Shares") which have been reserved but not issued under the Registrant's 2001 Stock Plan, as amended and restated (the "2001 Plan") as of June 14, 2006, the date of stockholder approval of the Registrant's 2006 Long-Term Incentive Plan (the "2006 Plan"). The Carried Forward Shares were registered for issuance under the 2001 Plan on Registration Statement on Form S-8 (Registration No. 333-116996) (the "2001 Plan Registration Statement") filed with the Securities and Exchange Commission on June 30, 2004. The 2006 Plan provides that the maximum aggregate number of shares of Common Stock that may be awarded under the 2006 Plan is 4,500,000 shares of Common Stock, plus shares of Common Stock that are not subject to outstanding awards under the 2001 Plan on the date of the stockholder approval of the 2006 Plan, and shares of Common Stock subject to stock options or similar awards granted under the 2001 Plan that expire or otherwise terminate without having been exercised in full and shares of Common Stock issued pursuant to the 2001 Plan that are forfeited to the Registrant. Upon stockholder approval of the 2006 Plan, the 2001 Plan was amended so that no further awards will be made under the 2001 Plan. The Registrant is contemporaneously filing Post-Effective Amendment No. 1 to the 2001 Plan Registration Statement to reflect the removal from registration of the Carried Forward Shares under the 2001 Plan Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents By Reference.

         The following documents filed with the Commission by the Registrant, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed on March 16, 2006;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed on May 10, 2006;

     (c) The Registrant's Current Reports on Form 8-K, filed on April 7, 2006, May 4, 2006, May 9, 2006 [with respect to Item 8.01 only] and June 5, 2006;

     (d) The description of the Common Stock contained in the Registrant's Registration Statement on Form 10 filed on June 25, 1993, including any amendment or report filed for the purpose of updating such description; and

     (e) The description of the Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on June 19, 2000, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       Description of Securities.

         Not applicable.

Item 5.       Interests of Named Experts and Counsel.

         Not applicable.

Item 6.       Indemnification of Directors and Officers.

         Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

         The Certificate of Incorporation, as amended, and By-laws of the Registrant provide for indemnification of the Registrant's directors and officers to the fullest extent permitted by law. The By-laws also permit the Board of Directors to authorize the Registrant to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Registrant arising out of his capacity as such. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the Registrant's Certificate of Incorporation, as amended, its By-laws and the Delaware General Corporation Law, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

         As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation, as amended, provides that directors of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Item 7.       Exemption from Registration Claimed.

         Not applicable.

Item 8.       Exhibits.

         See the Exhibit Index immediately following the signature pages, which is incorporated herein by reference.

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on June 29, 2006.

                     ARIAD PHARMACEUTICALS, INC.


                     By:  /s/   Harvey J. Berger, M.D.
                          ----------------------------------------------------
                          Name: Harvey J. Berger, M.D.
                          Title: Chairman, Chief Executive Officer and President


                                POWER OF ATTORNEY

         The undersigned directors and officers hereby constitute and appoint Harvey J. Berger, M.D. and Edward M. Fitzgerald, and each of them with full power to act without the other and with full power of substitution and resubstitution, as our true and lawful attorneys-in-fact and agents with full power to execute in our name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the same offering of securities as this Form S-8 that are filed pursuant to the requirements of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratify and confirm all that such attorneys-in fact and agents, or either of them, or their substitutes shall lawfully do or cause to be done by virtue thereof.


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of June 29, 2006.


                         Signature                                                    Title
                         ---------                                                    -----

                /s/   Harvey J. Berger                          Chairman of the Board, Chief Executive Officer and
--------------------------------------------------------               President (Principal Executive Officer)
                     Harvey J. Berger

                 /s/   Sandford D. Smith                              Vice Chairman of the Board of Directors
--------------------------------------------------------
                     Sandford D. Smith

                /s/   Edward M. Fitzgerald                         Senior Vice President, Finance and Corporate
--------------------------------------------------------        Operations, Chief Financial Officer and Treasurer
                   Edward M. Fitzgerald                       (Principal Financial Officer and Principal Accounting
                                                                                     Officer)
                 /s/   Michael D. Kishbauch
--------------------------------------------------------
                   Michael D. Kishbauch                                              Director

                 /s/   Jay R. LaMarche
--------------------------------------------------------
                      Jay R. LaMarche                                                Director

                 /s/   Athanase Lavidas, Ph.D
--------------------------------------------------------
                  Athanase Lavidas, Ph.D                                             Director

                /s/   Peter J. Nelson
--------------------------------------------------------
                      Peter J. Nelson                                                Director

                /s/   Burton E. Sobel, M.D.
--------------------------------------------------------
                   Burton E. Sobel, M.D.                                             Director

                /s/   Mary C. Tanner
--------------------------------------------------------
                      Mary C. Tanner                                                 Director

                 /s/   Elizabeth H.S. Wyatt
--------------------------------------------------------
                   Elizabeth H.S. Wyatt                                              Director

                                  EXHIBIT INDEX

Exhibit No.                            Description
-----------                            -----------

    4.1 Form of Common Stock Certificate. Filed as an exhibit to the Registrant's Registration Statement on Form 10 (File No. 000-21696), filed with the Securities and Exchange Commission on June 25, 1993 and incorporated herein by reference.

    4.2 Certificate of Incorporation, as amended. Filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 (File No. 333-116996), filed with the Securities and Exchange Commission on June 30, 2004 and incorporated herein by reference.

    4.3 Restated By-laws, as amended. Filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-3 (File number 333-38664), filed with the Securities and Exchange Commission on June 23, 2000 and incorporated herein by reference.

    4.4 Rights Agreement, dated as of June 8, 2000, between the Registrant and State Street Bank and Trust Company, which includes the Form of Certificate of Designations in respect of the Series A Preferred Stock, as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Series A Preferred Stock as Exhibit C. Pursuant to the Rights Agreement, Right Certificates will not be mailed until after the Separation Date (as defined therein). Filed as Exhibit 1 to the Registrant's Form 8-A (File No. 000-21696) filed with the Securities and Exchange Commission on June 19, 2000 and incorporated herein by reference.

    5.1        Legal Opinion of McDermott Will & Emery LLP.

   10.1 ARIAD Pharmaceuticals, Inc. 2006 Long-Term Incentive Plan. Filed as Appendix A to the Registrant's Definitive Proxy Statement (File No. 000-21696) filed April 28, 2006 and incorporated herein by reference.

    23.1 Consent of McDermott Will & Emery LLP (included in Exhibit 5.1 hereto).

    23.2 Consent of Deloitte & Touche LLP, independent registered public accounting firm.

    24.1 Power of Attorney (included in the signature pages to this Registration Statement).